SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2005

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257

(Address of principal executive offices)

(Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective February 7, 2005, James F. Gardunio has been hired as the senior vice president and chief credit officer for Sierra Bancorp and its banking subsidiary, Bank of the Sierra, succeeding Charlie C. Glenn who retired on December 31, 2004 after 45 years in banking. Mr. Gardunio, who obtained an undergraduate degree from San Jose State University and an MBA from Stanford University prior to the commencement of his banking career, has worked at various financial institutions during the past 27 years, including more than 10 years as a chief credit officer. For the most recent 2.5 years he has been employed as a first vice president at Community Bank of Central California, a $1 billion community bank headquartered in Salinas. For more than 3 years prior to that he was the owner/president of Golden Venture Financial Services, Inc. in Pasadena, a financial services company providing loan review and loan audit services to commercial banks throughout California. Mr. Gardunio’s previous experience also includes six years as a senior vice president and chief credit officer at California Federal Bank, a multi-billion dollar financial institution in Los Angeles, California.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: February 8, 2005	By:	/s/ Kenneth R. Taylor
Kenneth R. Taylor
Senior Vice President &
Chief Financial Officer